Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Agiliti, Inc. on Amendment No. 1 to Form S-4 of our report dated March 23, 2018, with respect to our audit of the financial statements of Federal Street Acquisition Corp. as of December 31, 2017 and for the period from March 21, 2017 (“inception”) through December 31, 2017, which report appears in the Proxy Statement/Prospectus, which is part of this Form S-4.  We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP
New York, NY
September 26, 2018